SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2009

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 19, 2009, the Board of Directors of the Registrant amended Section 3.4 of the Bylaws to change the eligibility age limit for the nomination and election of directors from the age of 70 years to 73 years. A copy of the Bylaws, as amended, is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On October 21, 2009, the Registrant disclosed that, as of September 30, 2009, the level of its commercial loan pipeline, generally defined by the Registrant to include pending commercial loan applications at its financial institution subsidiaries, exceeded $500 million, the highest level in the Registrant’s history, and currently is expected to produce revenues in future periods. Although the Registrant considers its pipeline to be an indicator of subsequent loan revenues and a significant portion of the loan applications have been approved, not all loans in the pipeline will be closed.

Item 9.01	Financial Statements and Exhibits

(c)     Exhibits

Exhibit	3.1 Bylaws, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: October 22, 2009	By:	/s/ DARYL G. BYRD
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

3.1	Bylaws, as amended.